UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/21/2006

Federal Home Loan Bank of Indianapolis
(Exact name of registrant as specified in its charter)

Commission File Number:  000-51404

Federally Chartered Corporation	35-6001443
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8250 Woodfield Crossing Boulevard
Indianapolis, IN 46240
(Address of principal executive offices, including zip code)

(317) 465-0200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.02.1 Departure of Principal Officer

The Federal Home Loan Bank of Indianapolis announced today that Martin L. Heger, President and CEO, will retire effective December 29, 2006. Further, the Board of Directors has named Brian K. Fike, Senior Vice President and Director of Marketing as Interim President and CEO, pending a formal search for Mr. Heger's replacement.

Mr. Heger qualifies for the Bank's early retirement incentive, adopted by the Board of Directors on October 20, 2006, as disclosed in the Bank's Current Report on Form 8K filed on October 27, 2006. Pursuant to the terms of the incentive, Mr. Heger is estimated to receive an increased annual benefit of $95,652 or a lump sum increased benefit of $1,536,171, from the Bank's qualified and non-qualified pension plans. The estimates are based upon certain assumed interest rates, mortality tables, participation in non-qualified plans and other factors that could increase or decrease the actual payment to Mr. Heger.

A copy of the press release announcing Mr. Heger's retirement and Mr. Fike's appointment is attached as Exhibit 99.1 to this report.

Item 5.02.2 Election of Directors

The Federal Home Loan Bank of Indianapolis announced today the certified results of the election of directors to the Board for terms beginning January 1, 2007 and ending December 31, 2009. Thomas R. Sullivan, an incumbent director, was re-elected to the open seat representing the State of Michigan. Gregory F. Ehlinger and Jeffrey A. Poxon, both incumbent directors as a result of being appointed to fill unexpired terms of previously elected directors, were elected to their first full terms to represent the State of Indiana. It is anticipated that Mr. Sullivan shall serve as Chair of the Human Resources Committee and as a member of Executive/Governance, Affordable Housing, Finance and Audit Committees. Mr. Ehlinger shall Chair the Audit Committee and is designated as the Bank's Financial Expert. Further, he shall serve on the Budget/Information Technology and Finance Committees and serves as an Alternate to the Executive/Governance Committee. Mr. Poxon shall serve on the Budget/Information Technology, Finance, Audit and Affordable Housing Committees.

Pursuant to regulations of the Federal Housing Finance Board, the members of the Bank elect directors by state to the Board from nominees who must be a director or officer of a member located in the particular state. The nominations are also made by the member institutions and not by management of the Bank. Director elections are held by direct ballot and not by proxy or at a shareholder meeting, and must be certified by the Board of Directors after all of the elected nominees certify that they are eligible to serve as directors in accordance with the regulations of the Finance Board.

A copy of the press release announcing the results of the elections is attached as Exhibit 99.2 to this report.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Indianapolis

Date: November 21, 2006	By:	/s/ MARTIN L. HEGER
Martin L. Heger
President and Chief Executive Officer

Date: November 21, 2006	By:	/s/ JONATHAN R. WEST
Jonathan R. West
Senior Vice President - General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description
EX-99.1	Martin L. Heger Retirement
EX-99.2	Election of Directors